UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2015

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cadence Design Systems, Inc. (“Cadence”), held on May 14, 2015, Cadence stockholders voted on the following proposals, which are described in detail in Cadence’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 27, 2015:

1.	A proposal to elect the nine (9) directors named in the proxy statement to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the director’s earlier death, resignation or removal. This proposal was approved as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Mark W. Adams	226,402,193	128,554	118,549	31,956,280
Susan L. Bostrom	219,740,304	6,105,671	803,321	31,956,280
Dr. James D. Plummer	225,277,670	1,255,769	115,857	31,956,280
Dr. Alberto Sangiovanni-Vincentelli	221,750,742	4,009,277	889,277	31,956,280
George M. Scalise	221,695,363	4,090,798	863,135	31,956,280
Dr. John B. Shoven	222,218,286	4,295,589	135,421	31,956,280
Roger S. Siboni	222,231,661	3,535,762	881,873	31,956,280
Young K. Sohn	226,375,480	143,620	130,196	31,956,280
Lip-Bu Tan	222,510,602	4,042,032	96,662	31,956,280

2.	A proposal to approve an amendment to the Omnibus Equity Incentive Plan to increase the number of authorized shares of common stock reserved for issuance and to extend the expiration date. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
209,849,374	16,698,398	101,524	31,956,280

3.	A proposal to approve an advisory resolution to approve executive compensation. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
221,943,164	3,707,532	998,600	31,956,280

4.	A proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm of Cadence for the fiscal year ending January 2, 2016. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
257,436,243	989,037	180,296	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2015

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary